SECOND AMENDMENT


     THIS SECOND AMENDMENT dated as of July 27, 2001 (the "Amendment") amends the Credit Agreement dated as of August 2, 1000 (the "Credit Agreement") among A.O. SMITH CORPORATION (the "Company"), various financial institutions (the "Lenders"), BANK ONE, NA (formerly known as The First National Bank of Chicago), as Syndication Agent, and BANK OF AMERICA, N.A., as Agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the Company, the Lenders, the Syndication Agent, the Agent have entered into the Credit Agreement; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement as more fully set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1 Amendments. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below:

     1.1. Definition of 364-Day Credit Agreement. The definition of "364-Day Credit Agreement" in Section 1.1 is amended in its entirety to read as follows:

               364-Day Credit Agreement means the Amended and Restated Credit Agreement dated as of July 24, 2001 among the Company, various financial institutions and BofA, as Agent.

     1.2. Amendment to Subsection 2.11(c). Subsection 2.11(c) is amended in its entirety to read as follows:

               (c) Utilization Fees. The Company shall pay to the Agent for the account of each Lender a utilization fee on such Lender's Pro Rata Share of the aggregate principal amount of all outstanding Committed Loans for any day on which such aggregate principal amount exceeds 50% of the Aggregate Commitment Amount, computed at a rate per annum equal to 0.05% or, at any time the Leverage Ratio is greater than 0.55 to 1, 0.075%. Such utilization fee shall accrue on each applicable day from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter through the Termination Date, with the final payment to be made on the Termination Date.

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     1.3. Amendment to Section 2.17. The first sentence of Section 2.17 is amended in its entirety to read as follows:

               2.17 Optional Increase in Commitments. The Company may at any time (but not more than once in any calendar year), by means of a letter to the Agent substantially in the form of Exhibit J, request that the Aggregate Commitment Amount be increased by (a) increasing the amount of the Commitment of one or more Lenders which have agreed to such increase and/or (b) adding an Eligible Assignee as a party hereto with a Commitment in an amount agreed to by such Eligible Assignee; provided that (i) no Eligible Assignee shall be added as a party hereto unless such Eligible Assignee shall have been approved in writing by the Agent (which approval shall not be unreasonably withheld), (ii) in no event shall the Aggregate Commitment Amount exceed $285,714,285.71 without the written consent of all Lenders,
          (iii) at the time of such increase, and after giving effect thereto, no Event of Default or Unmatured Event of Default shall exist and (iv) both before and after giving effect to such increase, the Company shall be in pro forma compliance with all financial covenants set forth in Section 7.

     1.4. Amendment to Section 3.7. Section 3.7 is amended by (i) deleting the language ", or a Lender declines or fails to respond to an Extension Request (as defined in the 364-Day Credit Agreement pursuant to subsection 2.18(a) of the 364-Day Credit Agreement)" and (ii) deleting the language "or declining or failing to respond to an Extension Request,".

     1.5. Amendment to Subsection 10.8(a). Subsection 10.8(a) is amended in its entirety to read as follows:

               10.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Company (at all times other than during the existence of an Event of Default or Unmatured Event of Default) and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Committed Loans, the Commitment and the other rights and obligations of such Lender hereunder; provided that (i) except in the case of an assignment by a Lender of all of its remaining rights and obligations hereunder, the amount of the Commitment so assigned shall not be less than $5,000,000; and (ii) the Company and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (x) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (y) such Lender and its Assignee shall have delivered to the Company and

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          the Agent an Assignment and Acceptance in the form of Exhibit G
          ("Assignment and Acceptance") and (z) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500.

     1.6. Amendment to Exhibit J. Exhibit J is amended by (i) deleting at the end of clause (b) the brackets around the word "and", (ii) deleting at the end of clause (c) the language "; [and" and replacing such language with a period and (iii) deleting clause (d) in its entirety.

     SECTION 2 Representations and Warranties. The Company represents and warrants to the Lenders that (a) each representation and warranty set forth in
Section 5 of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (b) the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"), is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     SECTION 3 Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Amendment Effective Date") when the Agent shall have received counterparts of this Amendment executed by the Company and the Required Lenders.

     SECTION 4 Miscellaneous.

     4.1. Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement and the Notes to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

     4.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     4.3. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be fully performed within such State.

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     4.4. Successors and Assigns. This Amendment shall be binding upon the
Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

                                      A.O. SMITH CORPORATION


                                      By: /s/
                                          -------------------------------------
                                      Title:  Assistant Treasurer



                                      BANK OF AMERICA, N.A.,
                                      as Agent and as a Lender


                                      By: /s/
                                          -------------------------------------
                                      Title:
                                            -----------------------------------



                                      BANK ONE, NA (Main Office Chicago), as
                                      Syndication Agent and as a Lender


                                      By: /s/
                                          -------------------------------------
                                      Title:
                                            -----------------------------------



                                      THE BANK OF NEW YORK


                                      By: /s/
                                          -------------------------------------
                                      Title:
                                            -----------------------------------



                                      CITIBANK, N.A.


                                      By: /s/
                                          -------------------------------------
                                      Title:
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                                      FIRSTAR BANK, N.A.


                                      By: /s/
                                          -------------------------------------
                                      Title:
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                                      MARSHALL & ILSLEY BANK


                                      By: /s/
                                          -------------------------------------
                                      Title:
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                                      By: /s/
                                          -------------------------------------
                                      Title:
                                            -----------------------------------



                                      WELLS FARGO BANK, N.A.


                                      By: /s/
                                          -------------------------------------
                                      Title:
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                                      U.S. BANK NATIONAL ASSOCIATION


                                      By: /s/
                                          -------------------------------------
                                      Title:
                                            -----------------------------------



                                      WACHOVIA BANK, N.A.


                                      By: /s/
                                          -------------------------------------
                                      Title:
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                                      GENERAL ELECTRIC CAPITAL CORPORATION


                                      By: /s/
                                          -------------------------------------
                                      Title:
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